UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

___________________________

FORM 8-K

Date of report (Date of earliest event reported)	December 18, 2013

PATRICK INDUSTRIES, INC.
(Exact name of registrant as specified in its charter)

Indiana	000-03922	35-1057796
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

107 West Franklin, P.O. Box 638, Elkhart, Indiana	46515
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, including area code	(574) 294-7511

(Former name or former address if changed since last report)

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 18, 2013, the Compensation Committee of the Board of Directors of Patrick Industries, Inc. (the “Company”) approved the grant of stock awards under the Company’s 2009 Omnibus Incentive Plan to Todd M. Cleveland, President and Chief Executive Officer, which consisted of: (a) 200,000 stock options at an exercise price per share of $27.67, and (b) 200,000 stock appreciation rights, divided into four tranches of 50,000 shares each, at strike prices of $27.67, $33.20, $39.84 and $47.81 per share, respectively, for each tranche.

Both the stock options and stock appreciation rights vest pro-rata over three years, commencing on December 18, 2014, and have nine-year terms. The stock appreciation rights are subject to shareholder approval of amendments to the Company’s 2009 Omnibus Incentive Plan to increase the shares of common stock available under the plan and to make certain other changes.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PATRICK INDUSTRIES, INC.
(Registrant)

Date: December 20, 2013	By:	/s/ Andy L. Nemeth
Andy L. Nemeth
Executive Vice President – Finance and
Chief Financial Officer